As filed with the Securities and Exchange Commission on March 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CODIAK BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4926530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(617) 949-4100

(Address of Principal Executive Offices)

Codiak BioSciences, Inc. 2020 Stock Option and Incentive Plan

(Full Title of the Plan)

Douglas E. Williams, Ph.D.

President and Chief Executive Officer

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(Name and address of agent for service)

(617) 949-4100

(Telephone number, including area code, of agent for service)

Copies to:

Megan N. Gates Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Linda C. Bain Yalonda Howze 35 CambridgePark Drive, Suite 500 Cambridge, MA 02140 (617) 949-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the 2020 Plan, as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 1,119,191 shares of Common Stock on January 1, 2022. The additional shares are of the same class as other securities relating to the 2020 Plan for which the Registrant’s registration statements filed on Form S-8 (File Nos.  333-249507 and 333-254405) on October  16, 2020 and March 17, 2021, respectively (together, the “Registration Statements”), are effective. The information contained in the Registration Statements are hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2021).

4.2	Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2021).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2020 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-248692) filed with the Securities and Exchange Commission on October 7, 2020).

107*	Calculation of Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 10th day of March, 2022.

CODIAK BIOSCIENCES, INC.

By:	/s/ Douglas E. Williams
Douglas E. Williams
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Douglas E. Williams and Linda C. Bain as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Douglas E. Williams	Chief Executive Officer, President and Director	March 10, 2022
Douglas E. Williams, Ph.D.	(Principal Executive Officer)

/s/ Linda C. Bain	Chief Financial Officer	March 10, 2022
Linda C. Bain	(Principal Financial and Accounting Officer)

/s/ Steven Gillis	Chairman of the Board	March 10, 2022
Steven Gillis, Ph.D.

/s/ Karen Bernstein	Director	March 10, 2022
Karen Bernstein, Ph.D.

/s/ Charles L. Cooney	Director	March 10, 2022
Charles L. Cooney, Ph.D.

/s/ Jason Haddock	Director	March 10, 2022
Jason Haddock

/s/ Theo Melas-Kyriazi	Director	March 10, 2022
Theo Melas-Kyriazi

/s/ Lini Pandite	Director	March 10, 2022
Lini Pandite, MBChB

/s/ Anne-Virginie Eggimann	Director	March 10, 2022
Anne-Virginie Eggimann, M.Sc.